UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  : March 5, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction No.)	(Commission file number)	(IRS Identification No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 4.01    Changes in Registrant’s Certifying Accounting

On March 1, 2010, the Registrant received a letter from Berman & Company, P.A., (“Berman”) our independent registered public accounting firm, stating that effective February 28, 2010 Berman resigned as the Registrant’s independent registered public accounting firm.  Berman was not dismissed nor did Berman decline to stand for re-election, but rather elected to resign.

Berman’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope pr accounting principles.

During the Registrant’s two most recent fiscal years and any subsequent interim period before Berman resigned, there were no disagreements with Berman on any matter of accounting principles or practices, financial statements, disclosure or auditing scope of procedure.

Attached to this report on Form 8-K is a copy of a letter from Berman dated March 5,  2010 confirming the statements herein.

As a result of Berman’s resignation, effective March 3, 2010, Registrant retained the accounting firm of Larry Wolfe, CPA as our new independent registered public accounting firm.  Larry Wolfe, CPA is located at 7695 SW 104th St. Suite 220, Miami, FL 33156, telephone number (305) 661-2222. The change in auditors was recommended and approved by the Registrant’s Board of Directors on March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc. (Registrant)

By:	/s/ Neil Kleinman
Neil Kleinman, President

Dated: March 5, 2010